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                                                                 Exhibit (d)(22)

                                 NORTHERN FUNDS

           FORM OF ADDENDUM NO. 1 TO THE INVESTMENT ADVISORY AGREEMENT

          This Addendum, dated as of the ___ day of _________, 2007, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, NORTHERN TRUST INVESTMENTS, N.A., an Illinois state-chartered trust company, and NORTHERN TRUST GLOBAL ADVISORS, INC., a Delaware corporation (each, an "Adviser" and together, the "Advisers").

          WHEREAS, the Trust and the Advisers have entered into an Investment Advisory and Ancillary Services Agreement dated as of May 5, 2006, pursuant to which the Trust has appointed the Investment Adviser to act as investment adviser to the Trust for the Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund and Multi-Manager International Equity Fund; and

          WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Adviser(s) to act as investment advisers under the Advisory Agreement, the Trust shall so notify the Adviser(s) in writing and if the Adviser(s) is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Adviser(s) shall be that which is agreed to in writing by the Trust and the Adviser(s); and

          WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Trust has notified the Adviser(s) that it is establishing the Multi-Manager Large Cap Fund (the "Fund"), and that it desires to retain the Adviser(s) to act as the investment adviser for the Fund and the Adviser(s) has notified the Trust that it is willing to serve as investment adviser for the Fund;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Appointment. The Trust hereby appoints the Adviser(s) to act as investment adviser to the Trust for the Fund in accordance with the terms set forth in the Advisory Agreement. The Adviser(s) hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

          2. Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement regarding the Fund, the Trust will pay the Adviser(s), and the Adviser(s) will accept as full compensation therefor from the Trust, a fee at the annual rate of 0.90% of the Multi-Manager Large Cap Fund's average daily net assets.

          3. Capitalized Terms. From and after the date hereof, the term "Current Funds" as used in the Advisory Agreement shall be deemed to include the Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

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          4. Miscellaneous. The initial term of the Advisory Agreement with respect to the Fund shall continue, unless sooner terminated in accordance with the Advisory Agreement, until August 31, 2008. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

          All signatures need not appear on the same copy of this Addendum.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                        NORTHERN FUNDS


Attest:                                 By:
        -----------------------------       ------------------------------------
                                        Title:
                                               ---------------------------------


                                        NORTHERN TRUST INVESTMENTS, N.A.


Attest:                                 By:
        -----------------------------       ------------------------------------
                                        Title:
                                               ---------------------------------


                                        NORTHERN TRUST GLOBAL ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
                                        Title:
                                               ---------------------------------


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